LEASE AGREEMENT

     THIS LEASE AGREEMENT is made and entered into on the date of execution hereof by and between STEWART & STEVENSON SERVICES, INC. (hereinafter "Lessee"), a Texas corporation, and MILES MCINNIS and FAYE TOTSCH (hereinafter referred to as "Lessor"), individual residents of Texas.

                              ARTICLE 1.  PREMISES

     Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the premises situated in the City of Beaumont, Jefferson County, Texas, and more particularly described in Exhibit A attached and made a part hereof. Said premises together with all improvements thereon are hereinafter referred to as the "Leased Premises".

                                ARTICLE 2.  TERM

     The term of this Lease Agreement shall begin on January 1, 1988, and shall terminate at midnight on April 14, 1992, unless extended as provided below.

     The term of this Lease Agreement may be extended, at the option of Lessee, for five successive periods of one year, each such period of one year being hereinafter referred to as an Extended Term, as follows:

     First Extended Term      -         April 15, 1992 through April 14, 1993
     Second Extended Term     -         April 15, 1993 through April 14, 1994
     Third Extended Term      -         April 15, 1994 through April 14, 1995
     Fourth Extended Term     -         April 15, 1995 through April 14, 1996
     Fifth Extended Term      -         April 15, 1996 through April 14, 1997

     Such options to extend the term of this Lease Agreement shall be exercised by Lessee by the giving of written notice to Lessor not less than sixty days prior to the expiration of the then existing term.

     Each extended term shall be upon the same terms, covenants, and conditions, with the same monthly rent payable, as provided in this Lease Agreement for the initial term.

                          ARTICLE 3.  PURCHASE OPTION

     At any time from the date of execution of this Lease Agreement, Lessee may, at its option, purchase the Leased Premises for a price to be agreed upon with Lessor. Should the parties fail to agree upon such price, the price shall be determined by appraisal. Lessor and Lessee shall each appoint one appraiser who shall, in tern, jointly select a third appraiser. The three appraisers shall appraise promptly the Leased Premises and the decision of any two appraisers as to the purchase price for the Leased Premises shall be binding upon the parties.


                                ARTICLE 4.  RENT

     Without offset or deduction, Lessee shall pay Lessor at the address shown in Article 18, or at such other address as Lessor may from time to time notify Lessee in writing on the first day of each calendar month, monthly in advance, for each and every month in the term hereof, the sum of Six Thousand Five Hundred United States Dollars (U.S. $6,500.00). The monthly rent will be divided as follows: 90.532% Miles McInnis and 9.478% Mrs. Faye Totsch.

                          ARTICLE 5.  PAYMENT OF TAXES

      Lessee, in addition to the rent and all other charges provided for in this Lease Agreement, shall pay all taxes and assessments upon the Leased Premises which are assessed during the existence of this Lease Agreement. All taxes assessed prior to but payable in whole or in installments after the effective date of this Lease Agreement and all taxes assessed during the existence of this Lease Agreement but payable in whole or in installments after termination of this Lease Agreement shall be adjusted and prorated so that Lessor shall pay its prorated share for the period prior to the commencement and subsequent to the termination of this Lease Agreement and Lessee shall pay its prorated share for the duration of this Lease Agreement.

                           ARTICLE 6.  UTILITY CHARGES

      Lessee shall all charges for utilities used in and about the Leased Premises. All such charges are to be paid by Lessee to the utility companies or municipalities furnishing the same, before the same shall become delinquent.

                             ARTICLE 7.  INSURANCE

      Throughout the duration of this Lease Agreement, Lessee shall maintain fire and casualty insurance equal to the replacement value of all structures and fixtures situated upon the Leased Premises. Additionally, Lessee shall maintain liability insurance protecting both Lessor and Lessee from claims by third persons for personal injury and property damage.

                              ARTICLE 8.  REPAIRS

      At its own expense, Lessee shall perform all routine maintenance as is reasonably necessary to keep the Leased Premises in good condition and repair normal wear and tear excepted. Lessee agrees that all damages or injury done to the Leased Premises shall be repaired by Lessee at Lessee's sole expense (other than structural damage to the walls, roofs, and foundations not caused by Lessee).

              ARTICLE 9.  ALTERATIONS, ADDITIONS, AND IMPROVEMENTS

      Lessee shall not make any alterations, additions, or improvements to the Leased Premises without the prior written consent thereto by Lessor. All alterations, additions, or improvements made by Lessee to the Leased Premises shall become the property of Lessor at the termination of this Lease Agreement. However, Lessee shall remove promptly, if Lessor so elects, all alterations, additions, and improvements or any other property placed on the Leased Premises by Lessee and Lessee shall repair any damages caused by such removal.

                       ARTICLE 10.  ENTRY AND INSPECTION

      Lessee shall permit Lessor to enter and to inspect the Leased Premises at any time and shall permit Lessor to make whatever reasonable repairs Lessor deems necessary to satisfy Lessee's obligations under Article 7 of this Lease Agreement. Any such necessary repairs shall be charged to Lessee together with interest at the rate of ten percent (10%) per annum from the time Lessor pays for such repairs until the time Lessor in repaid by Lessee. The rights of Lessor under this Article shall be exercisable without the rebate of any rent to Lessee for the loss of any occupancy or quiet enjoyment of the Leased Premises occasioned by such repairs.

                ARTICLE 11.  DESTRUCTION OF THE LEASED PREMISES

      If the building situated upon the Lease Premises should be damaged or destroyed by fire, tornado, or other casualty, Lessee shall give immediate notice thereof to Lessor. If the building(s) situated on the Leased Premises should be totally destroyed by fire, tornado, or other casualty or if the building(s) should be so damaged that rebuilding or repair cannot be completed within thirty days after the date the Lessor is notified by Lessee of such damage or destruction, this Lease Agreement shall terminate at Lessee's election nd the rent shall be abated effective with the date of such damage or destruction. Lessor will rebuild or repair the Leased Premises promptly if requested to do so by Lessee.

                ARTICLE 12.  CONDEMNATION OF THE LEASED PREMISES

      If during the term of this Lease Agreement, all of the Leased Premises should be taken for any public or quasi-public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, this Lease Agreement shall terminate effective as of the date of the taking of the Leased Premises by the condemning authority or as of the date of the sale of the Leased Premises to such authority.

      If less, then all of the Leased Premises shall be taken for any public or quasi-public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, this Lease Agreement shall neither terminate nor shall the rent be abated.

      Lessor and Lessee shall each be entitled to receive and retain such separate awards and portions of lump sum awards as may be allocated to their respective interest in any condemnation proceedings. Termination of this Lease Agreement will not affect the rights of the parties hereto to such awards.

                       ARTICLE 13.  LIMITATION LIABILITY

      Lessor shall not be liable for any injury or damage to the persons or property of Lessee, its agents and employees, or to any other occupant of the Leased Premises irrespective of how such injury or damage may be caused except where such injury or damage is caused by Lessor or its agents in bad faith and with the intent to cause such injury or damage.

                             ARTICLE 14.  INDEMNITY

      Except as to injury, death, or property damage proximately caused solely by the negligence of Lessor for which Lessor in legally liable, Lessee agrees to indemnify and to hold Lessor harmless from all claims, suit, actions, damages, and liability (including attorney's fees and other expenses of defending against all of the aforesaid) arising or alleged to have arisen from any act or omissions or Lessee or Lessee's agent, employees, assignees, sublessees, contractors, contractors, customers, or invitees, or arising from any injury to or death of any person(s) or damage to the property of any person(s) occurring on or about the Leased Premises or on the sidewalks adjacent thereto. Lessee assumes full responsibility for the condition of the Leased Premises except as otherwise provided in this Lease Agreement, and agrees to use and to occupy the Leased Premises and to place its fixtures, equipment, merchandise, and other property therein at its own risk.

                      ARTICLE 15.  ASSIGNMENT OR SUBLEASING

      Lessee neither will assign his rights hereunder, nor sublease the Leased Premises or any part thereof, nor mortgage, pledge, or hypothecate its leasehold interest without the express prior written consent of Lessor which consent will not be unreasonably withheld. In any case where Lessor consents to any assignment, subleasing, or mortgage, pledge, or hypothecation of the leasehold, Lessee will remain liable for all its obligations hereunder.

                              ARTICLE 16.  REMEDIES

      16.1 The occurrence of any one or more of the following events shall constitute a default and breach of this Lease Agreement by Lessee:

      (a) The vacating or abandonment of the Leased Premises.

      (b) Failure by Lessee to make any payment or rent or any other payment required to be made by Lessee hereunder, as and when due, when such failure shall continue for a period of ten days after written notice thereof from Lessor to Lessee.

      (c) The failure by Lessee to observe or to perform any of the terms of this Lease Agreement other than described in sub-article (b) above, where such failure shall continue for a period of thirty days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee's default is such that more than thirty days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commences such a cure within the said thirty-day period and thereafter diligently prosecutes such cure to completion.

      (d) (i)       The making of Lessee of any general assignment or general
arrangement for the benefit of creditors;

          (ii)      The adjudication of Lessee as a bankrupt;

          (iii) The appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the premises or of Lessee's interest in this Lease Agreement where possession is not restored to Lessee within thirty days;

          (iv) The attachment, execution, or other judicial seizure of substantially of all of Lessee's assets located at the Leased Premises or of Lessee's interest in this Lease Agreement, where such seizure is not discharged within thirty days.

      16.2 In the event of any such default by Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor's exercise of any right or remedy which Lessor may have be reason of such default of breach;

      (a) Terminate Lessee's right to possession of the Leased Premises by any lawful means in which case this Lease Agreement shall terminate and Lessee shall immediately surrender possession of the Lease Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason or Lessee's default including, but not limited to, the cost of recovering possession of the Leased Premises, expenses of reletting, including necessary renovation and alteration of the Leased Premises, reasonable attorney's fees, and any real estate commission actually paid; the worth at the time of the award by the court having jurisdiction thereof of the amount of which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided; and that portion of the leasing commission paid by Lessor applicable to the unexpired term of this Lease Agreement. Unpaid installments of rent or other sums shall bear interest from the date due at the rate of ten percent per annum. In the event Lessee shall have abandoned the Leased Premises, Lessor shall have the option of either retaking possession of the Leased Premises and recovering from Lessee the amount specified in this sub-article or proceeding under the following sub-articles set forth below.

      (b) Maintain Lessee's right to possession, in which case this Lease Agreement shall continue in effect whether or not Lessee shall have abandoned the premises. In such event Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease Agreement, including the right to recover the rent as it becomes due hereunder.

      (c) Pursue any other remedy now or hereafter available to Lessor under the laws of the State of Texas.

                        ARTICLE 17.  NON-WAIVER OF DEFAULT

      The forbearance of the exercise of any right of Lessor arising hereunder or the subsequent acceptance of rent hereunder by Lessor shall not be deemed a waiver of any right of Lessor. All rights and remedies of Lessor hereunder shall be cumulative and may be exercised and enforced concurrently whenever and as often as occasion therefor arises.

                       ARTICLE 18.  COMPLIANCE WITH THE LAW

      Lessee, at its own cost and expense, shall comply with all applicable laws, rules, regulations, and orders of all federal, state, and municipal governments and agencies.

                              ARTICLE 19.  NOTICE

      All notices to be given to Lessee by Lessor shall be in writing, deposited in the United States mail, certified or registered, postage prepaid, and addressed to Lessee at Stewart & Stevenson Services, Inc., at P.O. Box 1637, Houston, Texas 77001. All notices to be given to Lessor by Lessee shall be in writing, deposited in the United States mail, certified or registered, postage prepaid, and addressed to Lessor at 4113 San Carlos, Dallas, Texas 75205, to the attention of Miles M. McInnis and Faye Totsch. Notices shall be deemed to be delivered when deposited in the United States mail as above provided. Changes of address of either party must be by notice given to the other party in the same manner as above provided.

                     ARTICLE 20.  PRIOR AGREEMENTS SUPERCEDED

      This Lease Agreement constitutes the sole and only agreement between the parties respecting the subject matter of this Lease Agreement and supercedes any prior agreements and understandings, whether oral or written, including a lease dated and beginning April 15, 1982, with monthly rental of $5,070.00.

                              ARTICLE 21.  AMENDMENT

      No amendment or alteration of the terms hereof shall be of any force or effect unless the same shall be in writing, dated subsequent to the date of execution hereof, and duly executed by the parties hereto.

      EXECUTED this _____ day of ______________, 1987.


STEWART & STEVENSON SERVICES, INC.



By: /s/ C. Jim Stewart II                    /s/ Miles M. McInnis
    _________________________                _________________________
    C. Jim Stewart II                        Miles McInnis


                                             /s/ Faye Totsch
                                             _________________________
                                             Faye Totsch

STATE OF TEXAS      )
                    )
COUNTY OF HARRIS    )


      Before me, the undersigned authority, on this day personally appeared C. JIM STEWART II, an officer of STEWART & STEVENSON SERVICES, INC., a Texas corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same in the capacity therein stated for the purposes and consideration therein expressed.

      Given under my hand and seal of office, this ____ day of ____________, 1987.

My Commission Expires:


______________________________                    ______________________________
                                                  Notary Public in and for
                                                  Harris County, Texas


STATE OF TEXAS      )
                    )
COUNTY OF HARRIS    )


      Before me, the undersigned authority, on this day personally appeared MILES McINNIS, an individual, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same in the capacity therein stated for the purposes and consideration therein expressed.

      Given under my hand and seal of office, this 11 day of December, 1987.

My Commission Expires:

                                             _________________________
7/31/88                                      Notary Public in and for
                                             Dallas County, Texas





STATE OF TEXAS      )
                    )
COUNTY OF HARRIS    )


      Before me, the undersigned authority, on this day personally appeared FAYE TOTSCH, an individual, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same in the capacity therein stated for the purposes and consideration therein expressed.

      Given under my hand and seal of office, this ____ day of ____________, 1987.

My Commission Expires:


_______________________________              ________________________________
                                             Notary Public in and for
                                             Harris County, Texas


                                    EXHIBIT A

City of Beaumont, County of Jefferson, State of Texas, and being a 100 foot by 500 foot tract out of the Southwest corner of the Howard Perkins 15.44 acre tract; and being a tract of land out of Lot No. 1, Block 19, Range J of the Port Arthur Land Company Lands and being a part of Lot 2, Block 1 of the Smith-Hodson and Bigelow Truck Farm Subdivision as same as recorded in Volume 4, page 73 of the Map Records of Jefferson County, Texas, and being more particularly described as follows:

FOR locative point begin at a steel rod in the Northmost right-of-way line of the Spurlock Road; said steel rod locating the Southwest corner of Lot 2, Block 1 of the Smith-Hodson and Bigelow Truck Farm Subdivision;
THENCE North 41 degrees 13 minutes East with the North right-of-way line of Spurlock Road 93.33 feet to a steel bar locating the Southwest corner of the Howard Perkins 15.44 acre tract of ground;
THENCE North 47 degrees 48 minutes West with the Westmost line of said 15.44 acre tract of ground 500 feet to a galvanized iron pipe for corner;
THENCE North 41 degrees 13 minutes East 100 feet to a galvanized iron pipe for corner;
THENCE South 47 degrees 48 minutes East 500 feet to a galvanized iron pipe in the North right-of-way line of Spurlock Road;
THENCE South 41 degrees 13 minutes West with the North line of Spurlock Road 100 feet to the place of beginning, containing 1.5 Acres.